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                                                                   EXHIBIT 10.21

                           INSITE PRODUCTIONS, L.L.C.
                              1950 Stemmons Freeway
                                   Suite 4048
                               DALLAS, TEXAS 75207

                                  March 6, 2003

Danny Gunter
REFOCUS GROUP, INC.
1950 Stemmons Freeway
Suite 4048
Dallas, Texas 75207

Dear Mr. Gunter:

     We have been advised that Refocus Group, Inc. ("Refocus") intends to enter a merger transaction with Presby Corp ("Presby") resulting in Refocus adopting the business operations of Presby. As you are aware, we are owed $1,800 for services provided to Refocus in connection with the maintenance of the "Grade The Web" website (the "Website"). We propose that, in the event you consummate the merger transaction with Presby, we acquire all rights, title and interest in and to the Website in consideration of our forgiveness of the $1,800 presently owed to our firm for services provided during calendar 2002 and through the date of this letter. In addition, the website agreement and office lease between Insite Productions, L.L.C. and Refocus shall be terminated as of the effective date of the merger transaction. We acknowledge that upon consummation of this transaction, we will have no further claims against Refocus.

     By executing this Letter Agreement in the designated space below, you acknowledge and agree to transfer all rights, title and interest in and to the Website immediately subsequent to the closing of the above-referenced merger transaction in consideration for our release of Refocus of any and all obligations due and owing to us, including the amount of $1,800 payable under that certain invoice dated December 31, 2002. Furthermore, we will be responsible for properly evidencing the transfer of ownership in the Website.

                                              Sincerely yours,
                                              Insite Productions, L.L.C.


                                              /s/ Adrienne Beam
                                              --------------------------------
                                              Adrienne Beam, President

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Acknowledged and accepted this 6th day of March, 2003 by Refocus Group, Inc.

REFOCUS GROUP, INC.


/s/ Danny Gunter
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Danny Gunter, Chairman